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                                                                     EXHIBIT 3.1



                    AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                          OF
                        CAPITAL DIMENSIONS VENTURE FUND, INC.


    The undersigned incorporator, a natural person of full age, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, adopts the following Articles of Incorporation:

                                      ARTICLE I

    The name of this corporation shall be Capital Dimensions Venture Fund, Inc. (the "Corporation").

                                      ARTICLE II

    The registered office of the Corporation shall be Two Appletree Square, Suite 335, Bloomington, Minnesota 55425-1637.

                                     ARTICLE III

    This Corporation is organized and chartered solely for the purpose of performing the functions and conducting the activities contemplated under the Small Business Investment Act of 1958, as amended from time to time.

                                      ARTICLE IV

    This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is six million (6,000,000), consisting of one million (1,000,000) shares of Preferred Stock, having a par value fixed by the Board, and five million (5,000,000) shares of no par value Common Stock. So long as the Corporation is a licensee of the U.S. Small Business Administration ("SBA"), no stockholder or group of stockholders acting in concert may own or exercise voting rights with respect to ten percent (10%) or more of any class of the Corporation's capital stock without prior written approval by the SBA.

    The Preferred Stock shall be divided into series. The first series shall consist of 28,000 shares of Non-Voting Redeemable Cumulative Preferred Stock, par value $500 each (the "Non-Voting Redeemable Cumulative Preferred Stock"). As to the remaining 972,000 shares of Preferred Stock, the Board of Directors shall have the power to designate the rights and

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preferences of these shares of Preferred Stock, PROVIDED, HOWEVER, that any additional series of Preferred Stock shall not have rights senior to the Non-Voting Redeemable Cumulative Preferred Stock so long as the Corporation is a licensee under Section 301 of the Small Business Investment Act of 1958, as amended from time to time.

NON-VOTING REDEEMABLE CUMULATIVE PREFERRED STOCK ("NON-VOTING REDEEMABLE CUMULATIVE PREFERRED STOCK")

    The rights, powers, preferences, and qualifications, limitations and restrictions thereof, for shares of Non-Voting Redeemable Cumulative Preferred Stock are as follows:

    A. The Corporation shall issue shares of Non-Voting Redeemable Cumulative Preferred Stock only to the SBA.

    B. The rights attaching to shares of Non-Voting Redeemable Cumulative Preferred Stock shall take precedence over the rights attaching to shares of any other class of stock.

    C. Subject to the sound discretion of the board of directors, the SBA shall be paid from the retained earnings of the Corporation an annual dividend of 4 percent of the par value of its shares of Non-Voting Redeemable Cumulative Preferred Stock, payable from the date of issuance.

         Such dividends shall be payable on a preferred and cumulative basis so that no amount shall be set aside or paid to any other class of stock not held by SBA until the 4 percent dividend for that year has been paid or, in the event SBA has received less than 4 percent in any fiscal year, until the full amount of 4 percent per annum, which has cumulated up to that time upon all of SBA's shares of Non-Voting Redeemable Cumulative Preferred Stock has been paid to SBA. Accumulation of dividend shall not bear interest.

    D. Before any redemption of stock not purchased by SBA or liquidation in whole or in part, or any distribution of assets to other stockholders, SBA shall be entitled to the preferred payment in full of the amounts stated in paragraph C and the par value of its preferred stock. Such par value need not be paid to SBA before the distribution of ordinary dividends from retained earnings to other shareholders.

    E. The Corporation may, at its option, redeem the whole or any part of SBA's outstanding preferred stock on any dividend payment date where at least thirty days prior written notice has been given to SBA. The Corporation shall pay to SBA the par value of the shares to be redeemed ($50,000 minimum per transaction).


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    F.   The Non-Voting Redeemable Cumulative Preferred Stock plus accumulated dividends held by the SBA will be redeemed fifteen (15) years after the date of issue where at least thirty (30) days prior written notice has been given to the Corporation. The Corporation shall pay SBA the par value of the shares to be redeemed.

    Paragraphs relating to Non-Voting Redeemable Cumulative Preferred Stock of this Article IV shall not be amended without the prior written approval of SBA so long as the Corporation is a licensee under Section 301 of the Small Business Investment Act of 1958. Non-Voting Redeemable Cumulative Preferred Stock shall, for all other purposes, be non-voting stock.

                                      ARTICLE V

    The name and mailing address of the incorporator is as follows:

            NAME                           MAILING ADDRESS

    Thomas F. Hunt, Jr.          Two Appletree Square
                                  Suite 335
                                  Bloomington, Minnesota 55425-1637

                                      ARTICLE VI

    The Corporation is to have perpetual existence.

                                     ARTICLE VII

    In furtherance and not in limitation of the powers conferred by Statute, the Board of Directors is expressly authorized:

    To make, alter or repeal the Bylaws of the Corporation.

    To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

    To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, to abolish any such reserve in the manner in which it was created.

    By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, and may replace any absent or disqualified member at any meeting of the committee. The Bylaws may provide that in


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    the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

    When and as authorized by the stockholders in accordance with the statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient or for the best interests of the Corporation.

                                     ARTICLE VIII

    Meetings of the stockholders may be held within or without the State of Minnesota, as the Bylaws may provide. The books of the Corporation may be kept, subject to any provision contained in the statutes, outside the State of Minnesota at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                      ARTICLE IX

    To the full extent permitted by the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A, as it exists on the date hereof or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article.

                                      ARTICLE X

    The Corporation carries on its balance sheet a capital account designated Restricted Contributed Capital Surplus. The Corporation has granted to the SBA a Liquidating Interest in the Restricted Contributed Capital Surplus account pursuant to the Preferred Stock Repurchase


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Agreement (the "Agreement"), dated March 31, 1993, between the SBA and Capital
Dimension Venture Fund, Inc. ("CDVFI"), a Delaware corporation, and a predecessor to this Corporation.

    The initial value of the Liquidating Interest shall be equal to $6,428,422 and shall decline on a straight-line basis at the end of each quarter by an amount equal to 1/28th (3.571426%) of its original amount beginning June 30, 1993. Upon the occurrence of any Event of Default (as defined in the Agreement) the value of the Liquidating Interest shall become fixed at the level immediately preceding the Event of Default and shall not decline further until such time as the default is cured or waived.

    The Liquidating Interest shall expire on the later to occur of:

    A.   The date sixty (60) months from the date of this Agreement; or

    B.   The date that the Note shall be paid and satisfied in full; or

    C. If an Event of Default has occurred and such default has been cured or waived, such later date on which the Liquidating Interest is fully amortized.

    If, prior to the expiration of the Liquidating Interest as set forth above, the Corporation's Board of Directors or its shareholders authorizes the liquidation of the Corporation, or a judicial order is issued directing the voluntary or involuntary liquidation of the Corporation, or SBA liquidates the Corporation pursuant to the Small Business Investment Act of 1958 and the regulations adopted thereunder, any assets which are available, after the payment or the provision for the payment of all debts of the Corporation, shall be distributed first to SBA, until the fair market value of such assets is equal to the amount of the Liquidating Interest or all remaining assets have been distributed to SBA.

    The provisions of this Article shall not be amended or repealed without the prior written approval of the SBA.

                                      ARTICLE XI

    Except where it is stated that SBA approval is required, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     ARTICLE XII

    No shareholder of the Corporation shall be entitled to any cumulative voting rights or any statutory preemptive rights to subscribe for or acquire any shares of the Corporation of any class or any obligations or other securities convertible into or exchangeable for any such shares.


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                                     ARTICLE XIII

    Section 1. NUMBER AND TERM. The business and affairs of this Corporation shall be managed by or under the direction of a Board of three or more directors, as may be designated by the Board of Directors from time to time. The directors shall be divided into three (3) classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year at the annual meeting of shareholders. Except as otherwise provided in this Article XV, each director shall be elected by the shareholders to hold office for a term of three consecutive years. Each director shall serve until a successor shall have been duly elected and qualified, or until the earlier death, resignation, removal, or disqualification of the director.

    Section 2. TRANSITIONAL BOARD. Upon the adoption of these Amended and Restated Articles of Incorporation, one class of directors shall hold office for a term expiring at the annual meeting of shareholders to be held after the end of the Corporation's 1997 fiscal year, another class shall hold office for a term expiring at the annual meeting of shareholders to be held after the end of the Corporation's 1998 fiscal year and another class shall hold office for a term expiring at the annual meeting of shareholders to be held after the end of the Corporation's 1999 fiscal year. After the expiration of each term, the provisions of Section 1 of this Article XIII shall control.

    Section 3. VACANCIES. Any vacancies occurring in the Board of Directors for any reason, and any newly created directorships resulting from an increase in the number of directors, may be filled by a majority of the directors then in office. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified subject, however, to prior retirement, resignation, death or removal from office. Any newly created directorships resulting from an increase in the authorized number of directors shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible.

    Section 4. QUORUM. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The directors present at a duly organized meeting may continue to transact business until adjournment notwithstanding that the withdrawal of enough directors originally present leaves less than the number otherwise required for a quorum.

    Section 5. NOMINATION. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given within the time and in the manner provided in the Bylaws.

    Section 6. WRITTEN ACTION BY DIRECTORS. Any action required or permitted to be taken at a meeting of the Board of Directors, or a committee thereof, may be taken by written action


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signed by all of the directors or, in cases where the action need not be approved by the shareholders, by written action signed by the number of directors that would be required to take the same action at a meeting of the Board or a committee thereof at which all directors were present.

                                     ARTICLE XIV

    The provisions of 13 CFR section 107.1810(i) are hereby incorporated by reference in these Amended and Restated Articles of Incorporation as if fully set forth herein. This Corporation hereby consents to the exercise by the SBA of all of the rights of SBA under 13 CFR section 107.1810(i), and agrees to take all actions which SBA may require in accordance with such provisions.



                             ---------------------------------------------
                             Thomas F. Hunt, Jr.



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